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                                                                     EXHIBIT 3.3

                               STATE OF DELAWARE                PAGE 1

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SPRINT SPECTRUM FINANCE CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                    [SEAL]



                                /s/ Edward J. Freel
                [SEAL]          ---------------------------------------------
                                Edward J. Freel, Secretary of State

2625137   8100                  AUTHENTICATION: 7953219

960144839                       DATE: 05-21-96
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                         CERTIFICATE OF INCORPORATION

                                      OF

                      SPRINT SPECTRUM FINANCE CORPORATION

  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes stated, under the provisions and subject to the requirements of the laws of the State of Delaware including the General Corporation Law of the Stale of Delaware", certifies that:

                                    1. NAME

  The name of the corporation (hereinafter called the "corporation") is Sprint Spectrum Finance Corporation.

                        2. REGISTERED OFFICE AND AGENT

  The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                  3. PURPOSE

  The nature of the business and the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   4. STOCK

  The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is $1.00 dollar. All such shares are of one class and are shares of Common Stock.
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                                5. INCORPORATOR

  The name and the mailing address of the incorporator are as follows:

  NAME                                  MAILING ADDRESS
  ----                                  ---------------

  Charles Wunsch                        4717 Grand, Fifth Floor
                                        Kansas City, Missouri 64112

                                  6. DURATION

  The corporation is to have perpetual existence.

                            7. CREDIT ARRANGEMENTS

  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under (S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under (S) 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation. as the case may be. and also on this corporation.

                             8. BOARD OF DIRECTORS

  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The Board of Directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.
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                          9. LIMITATION OF LIABILITY

  No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 9 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware and amendments thereto or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                              10. INDEMNIFICATION

  The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

                                11. AMENDMENTS

  The corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

  THE UNDERSIGNED, being the incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, has signed this instrument on the 17th day of May, 1996, and does hereby acknowledge that it is his act and deed and that the facts stated therein are true.



                        /s/ Charles Wunsch
                        ----------------------------
                        Charles Wunsch, Incorporator